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                           EXHIBIT NO. 12(A)
                           -----------------





                             COMPUTATION OF

                          RATIO OF EARNINGS TO

                             FIXED CHARGES





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                                                                 EXHIBIT 12(A)

                      THE PROGRESSIVE CORPORATION
           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (millions)
                              (unaudited)



                                                                                Three Months Ended March 31,
                                                                          ----------------------------------------
                                                                                  1996                        1995
                                                                          ------------                 -----------
Income before income taxes                                                      $ 87.1                       $81.5
                                                                          ------------                 -----------
Fixed Charges:

     Interest and amortization on indebtedness                                    14.3                        14.3

     Portion of rents representative of the interest factor                        1.1                          .9
                                                                          ------------                 -----------
Total fixed charges                                                               15.4                        15.2
                                                                          ------------                 -----------
Total income available for fixed charges                                        $102.5                       $96.7
                                                                          ============                 ===========
Ratio of earnings to fixed charges                                                 6.7                         6.4
                                                                          ============                 ===========